Exhibit 99.1

Tekelec Announces Third Quarter 2011 Operating Results

•	Revenues of $106.2 million

•	Orders of $67.9 million

•	GAAP Gross Margin of 60%, and non-GAAP Gross Margin of 68% (as reconciled below)

•	GAAP Operating Margin of 4%, and non-GAAP Operating Margin of 21% (as reconciled below)

•	GAAP diluted earnings per share of $0.01, and non-GAAP diluted earnings per share of $0.19 (as reconciled below)

•	Increases guidance ranges for revenues, gross margins, and earnings per share for the year

MORRISVILLE, N.C. — November 7, 2011 — Tekelec (NASDAQ: TKLC), the mobile broadband solutions company, today announced earnings for third quarter 2011.

2011 Third Quarter Results from Operations

Revenue for the third quarter 2011 was $106.2 million, down 2% compared to $108.3 million for the third quarter 2010. Orders were $67.9 million for the quarter, down 16% from the same period in 2010. The orders decline was across both the Global Signaling Solutions and Broadband Network Solutions business units. The Company received a Diameter Signaling Router (“DSR”) related order in the amount of approximately $20 million in early October which was previously expected to be received in the third quarter. This order represents the single largest Broadband Network Solutions order in the Company’s history. The Company received a second DSR related order in the amount of approximately $13 million in late October from another large carrier. The Company believes these orders demonstrate the continued traction the Company’s products are gaining in the early adoption phase of DSR technology. As of September 30, 2011, backlog was $225.2 million compared to $338.8 million as of December 31, 2010.

GAAP gross margins for third quarter 2011 were 60% compared to 55% in third quarter 2010. Non-GAAP gross margins for third quarter 2011 were 68% compared to 63% for third quarter 2010. Gross margins were positively impacted in third quarter 2011 by “book-ship” Eagle 5 revenues from North American customers. Please refer to the attached reconciliations of the non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

On a GAAP basis, the Company reported earnings for third quarter 2011 of $0.8 million, or $0.01 per diluted share, compared to a net loss in third quarter 2010 of $0.1 million, or ($0.00) per share. GAAP operating margins were 4% for third quarter 2011 up from 0% for third quarter 2010. Included in the Company’s third quarter 2011 GAAP operating results is a restructuring charge of $5.2 million.

On a non-GAAP basis, the Company reported net income for third quarter 2011 of $13.1 million, or $0.19 per diluted share, compared to net income of $10.2 million, or $0.15 per diluted share, for third quarter 2010. Non-GAAP operating margins for third quarter 2011 were 21% compared to 14% for third quarter 2010.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

Ron de Lange, President and CEO, commented: “We continue to make strides in transforming our Company from a voice- and text- centric business to a data and video focused business. Our third quarter results highlight the strong profitability and cash flow contributions we expect from our Global Signaling Solutions business unit, while we advance with our next generation session, policy and subscriber data management solutions in the market. Our fourth quarter orders are off to a strong start with two large Diameter Signaling Router orders from two of the world’s largest service providers. I look forward to working with our customers and employees to continue our business transformation.”

Year-to-Date Results

For the first nine months of 2011, revenue was $310.7 million, down 7% compared to $333.8 million for the first nine months of 2010. For the first nine months of 2011, the Company’s orders were $202.7 million, a decrease of 3% compared to the $209.9 million for the first nine months of 2010. Orders for the Company’s Global Signaling Solutions business unit declined by 11% for the first nine months of 2011 compared to 2010 and orders for the Company’s Broadband Network Solutions business unit grew by 45% through the first nine months of 2011.

On a GAAP basis, the Company reported a net loss of $21.7 million, or ($0.31) per share, for the first nine months of 2011, compared to net income of $23.0 million, or $0.33 per diluted share, for the first nine months of 2010. GAAP operating margins were (8%) and 11% for the nine months ended September 30, 2011 and 2010, respectively. Included in the Company’s year-to-date 2011 GAAP operating results is a restructuring charge of $28.5 million.

On a non-GAAP basis, net income for the first nine months of 2011 was $24.5 million, or $0.35 per diluted share, compared to $45.5 million, or $0.66 per diluted share, for the first nine months of 2010. Non-GAAP operating margins for the first nine months of 2011 were 13% compared to 20% for the first nine months of 2010.

Balance Sheet and Liquidity

As of September 30, 2011, the Company’s consolidated cash and cash equivalents totaled $270.5 million compared to $220.9 million at December 31, 2010. The cash and cash equivalents represent $3.91 per outstanding share at September 30, 2011. Cash flows from operations in third quarter 2011 were $12.8 million, compared to a use of cash of $1.0 million in third quarter 2010. For the nine months ended September 30, 2011 the Company generated $61.3 million in cash flows from operations, compared to $20.2 million during the first nine months of 2010. Working capital at September 30, 2011 increased to $301.4 million from $286.9 million at December 31, 2010.

2011 Full Year Guidance

The Company believes that full year 2011 revenues will range between $395 million and $410 million and non-GAAP gross margins will range between 62% and 64%. The Company expects that the non-GAAP EPS range will be between $0.36 and $0.43 per diluted share and the range for GAAP EPS will be between a loss of $0.46 and a loss of $0.39 per share.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

	2011 Current Guidance	2011 Previous Guidance
Revenues (Millions)	$395 - $410	$360 - $400

Non-GAAP Gross Margin % *	62% - 64%	59% - 62%

Non-GAAP Diluted EPS **	$0.36 - $0.43	$0.22 - $0.32

GAAP EPS	($0.46) - ($0.39)	($0.58) - ($0.48)

* Of the adjustments listed below, approximately $1 million of stock-based compensation and $31 million of amortization of intangibles will impact GAAP gross margins.

** Non-GAAP guidance excludes an estimated $10 million of stock-based compensation, $40 million of amortization of intangible assets and acquisition-related expenses, and restructuring charges of $33 million and $26 million, respectively. Each of these, net of the associated tax impact, are included in GAAP EPS. The estimated net tax impact of the GAAP adjustments is approximately $26 million and $24 million, respectively.

Conference Call

Tekelec has cancelled the earnings conference call that was previously scheduled for Wednesday, November 9, 2011.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, non-GAAP measures are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

Forward-Looking Statements

Certain statements made in this press release, including 2011 Guidance and statements regarding our expectations of the next generation session, policy and subscriber data management solutions orders, are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2010 Form 10-K, 2011 First, Second, and Third Quarter Forms 10-Q and other filings with the Securities and Exchange Commission, the effects on our revenue performance of our year-over-year decline in orders in 2010 and the increasing portion of our orders that are for newer products with longer order-to-revenue conversion cycles and lower margins on initial sales; our increasing dependence on next generation products with which we have less experience forecasting, building, and selling and for which the markets are less mature and more subject to demand and technology changes and increased competition; the effects of an increase in cost associated with selling our next-generation products including the cost associated with customer trials and lab systems, the risk that we may experience

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

detrimental effects, such as employee distraction and litigation, from our 2011 restructuring activities, or may not realize the benefits of such activities, including as a result of delays resulting from the Company’s complying with and undertaking, or its noncompliance with, any necessary individual and collective employee information and consultation obligations; the difficulty we may have in transitioning from a hardware-centric to a software-centric business; any adverse outcome from or effects of the securities litigations we currently have filed against us or other current or threatened litigation; the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and other economic factors on overall capital spending by our customers and resulting pressure on us to lower our prices; the rate and size of decline in demand for our older SS7-based products from which we still derive a substantial portion of our revenues; our ability to compete with other manufacturers that have lower cost bases than ours, are partially supported by foreign governments, and/or employ unfair trade practices; risks related to our international sales, markets and operations, including but not limited to: import regulations, limited intellectual property protection (including protection of our software source code), increased costs and potential liabilities related to compliance with current and future security provisions in customer contracts and regulations, and security, access, and other regulatory requirements imposed by governments, including in particular the government of India; exposure to increased bad debt expense and product and service disputes as a result of general economic conditions; the timeliness and functional competitiveness of our product releases, the timing and size of any increase in demand for our performance management, SIP, Diameter, policy and subscriber database products; the risk of infringing on, and litigating with others regarding their, intellectual property rights; the timing of our recognition of revenues; the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases; our ability to protect intellectual property rights; our ability to maintain OEM, partner, reseller, and vendor support and supply relationships; changes in the market price of the Company’s common stock; and risks that our previously announced proposed merger transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the proposed transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. The Company also is not responsible for updating any of the other information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

About Tekelec

Tekelec connects people and devices to the mobile Internet. Our portfolio’s unique layer of network intelligence allows service providers to both manage and monetize the exponential growth in mobile web, video and applications traffic. Tekelec has more than 25 offices around the world serving customers in more than 100 countries. For more information, please visit www.tekelec.com.

Contact:

Kyle Macemore | Vice President Finance and Investor Relations

(o) +1.919.380.6148 | kyle.macemore@tekelec.com

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

TEKELEC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

0000000	0000000	0000000	0000000	0000000	0000000	0000000	0000000	0000000	0000000
			Three Months Ended September 30,				Nine Months Ended September 30,

			2011		2010		2011		2010

			(Thousands, except per share data)

Revenues			$106,179	$	108,305	$	310,738		$333,803
Cost of sales:
Cost of goods sold			34,236		40,773		115,570		115,963
Amortization of intangible assets			8,087		7,594		23,029		13,094

Total cost of sales			42,323		48,367		138,599		129,057

Gross profit			63,856		59,938		172,139		204,746

Operating expenses:
Research and development			23,772		24,094		72,965		68,666
Sales and marketing			16,951		20,192		55,673		55,858
General and administrative			11,738		13,219		35,971		39,176
Amortization of intangible assets			1,779		1,613		5,329		2,864
Restructuring and other			5,191		-		28,532		-
Acquisition-related expenses			-		407		-		2,891

Total operating expenses			59,431		59,525		198,470		169,455

Income (loss) from operations			4,425		413		(26,331)		35,291

Other expense, net			(1,112)		(1,073)		(2,760)		(2,932)

Income (loss) before income taxes			3,313		(660)		(29,091)		32,359
Provision for (benefit from) income taxes			2,551		(526)		(7,393)		9,353

Net income (loss)			$762	$	(134)	$	(21,698)		$23,006

Earnings (loss) per share:
Basic			$0.01	$	(0.00)	$	(0.31)		$0.34
Diluted			0.01		(0.00)		(0.31)		0.33

Weighted average number of shares outstanding:
Basic			69,215		68,526		69,013		68,179
Diluted			69,360		68,526		69,013		68,856

(1)    We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and thirty-nine weeks ended September 30, 2011 and October 1, 2010.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

TEKELEC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,(1)		December 31,

	2011		2010

	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$270,456	$	220,938
Accounts receivable, net	117,305		165,019
Inventories	17,709		28,221
Income taxes receivable	11,447		3,098
Deferred income taxes, current	21,773		19,906
Deferred costs and prepaid commissions	30,879		43,652
Prepaid expenses	7,990		8,527
Other current assets	3,761		3,687

Total current assets	481,320		493,048

Property and equipment, net	35,831		37,169
Deferred income taxes, net, noncurrent	75,957		72,854
Other assets	1,410		1,507
Goodwill	135,620		135,564
Intangible assets, net	64,284		92,245

Total assets	$794,422	$	832,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,650	$	17,823
Accrued expenses	38,607		20,344
Accrued compensation and related expenses	16,980		22,680
Current portion of deferred revenues	110,644		145,291

Total current liabilities	179,881		206,138

Deferred income taxes, noncurrent	1,752		7,430
Long-term portion of deferred revenues	4,184		6,812
Other long-term liabilities	15,212		5,422

Total liabilities	201,029		225,802

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 69,253,624 and 68,617,232 shares issued and outstanding, respectively	359,143		351,309
Retained earnings	235,131		256,829
Accumulated other comprehensive income (loss)	(881)		(1,553)

Total shareholders’ equity	593,393		606,585

Total liabilities and shareholders’ equity	$794,422	$	832,387

(1)    We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of September 30, 2011.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

TEKELEC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, (1)

	2011		2010

	(Thousands)
Cash flows from operating activities:
Net income (loss)	$(21,698)	$	23,006
Adjustments to reconcile net income to net cash provided by operating activities:
Gain (loss) on investments carried at fair value, net	-		(118)
Provision for (recovery of) doubtful accounts and returns	(1,039)		1,934
Provision for (reduction of) warranty	1,550		(1,305)
Inventory write downs	5,810		3,164
Loss on disposals of fixed assets	377		51
Depreciation	13,030		12,383
Amortization of intangibles	28,358		15,958
Amortization, other	239		612
Deferred income taxes	(10,648)		6,925
Stock-based compensation	7,813		9,914
Excess tax benefits from stock-based compensation	(12)		(872)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	46,911		20,112
Inventories	4,767		(5,660)
Deferred costs	13,246		15,889
Prepaid expenses	546		56
Other current assets	(275)		545
Accounts payable	(4,319)		(16,461)
Accrued expenses	24,139		(10,118)
Accrued compensation and related expenses	(5,642)		(20,062)
Deferred revenues	(35,952)		(39,079)
Income taxes receivable	(8,470)		1,617
Income taxes payable	2,606		1,711

Total adjustments	83,035		(2,804)

Net cash provided by (used in) operating activities	61,337		20,202

Cash flows from investing activities:
Purchases of property and equipment	(12,039)		(14,060)
Proceeds from sales and maturities of investments	-		92,975
Purchase of acquired business, net of cash acquired	-		(161,953)

Net cash provided by (used in) investing activities	(12,039)		(83,038)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,265		10,892
Payments of net share-settled payroll taxes related to equity awards	(1,244)		(2,914)
Excess tax benefits from stock-based compensation	12		872

Net cash provided by (used in) financing activities	33		8,850

Effect of exchange rate changes on cash	187		(558)

Net change in cash and cash equivalents	49,518		(54,544)
Cash and cash equivalents at beginning of the year	220,938		277,259

Cash and cash equivalents at end of the year	$270,456	$	222,715

(1)    We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the thirty-nine weeks ended September 30, 2011 and October 1, 2010.

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TEKELEC

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

for the Three Months Ended September 30, 2011 and 2010 (7)

	2011				2010

	Amount		% of revenues		Amount		% of revenues

	(Thousands, except percentages)
Gross margins	$63,856		60%	$	59,938		55%
Adjustments:
Amortization of intangible assets (1)	8,087		8%		7,594		7%
Stock-Based Compensation (2)	168		0%		383		0%
Acquisition related cash bonus(3)	39		0%		112		0%

Non-GAAP gross margins	$72,150		68%	$	68,027		63%

	2011				2010

	Amount		% of revenues		Amount		% of revenues

	(Thousands, except percentages)
Operating income (loss)	$4,425		4%	$	413		0%
Adjustments:
Amortization of intangible assets(1)	9,866		9%		9,207		9%
Stock-Based Compensation (2)	2,480		2%		2,971		3%
Acquisition related cash bonus(3)	325		0%		1,999		2%
Restructuring and other(4)	5,191		5%		-		0%
Acquisition related charges(5)	-		0%		407		0%

Non-GAAP operating margin	$22,287		21%	$	14,997		14%

	2011				2010

	Amount		per diluted share		Amount		per diluted share

	(Thousands, except per share data)
Net income (loss)	$762	$	0.01	$	(134)	$	(0.00)
Adjustments:
Amortization of intangible assets(1)	9,866		0.14		9,207		0.13
Stock-Based Compensation (2)	2,480		0.04		2,971		0.04
Acquisition related cash bonus(3)	325		0.00		1,999		0.03
Restructuring and other(4)	5,191		0.07		-		-
Acquisition related charges(5)	-		-		407		0.01
Provision for (benefit from) income taxes(6)	(5,570)		(0.08)		(4,285)		(0.06)

Non-GAAP net income	$13,054	$	0.19	$	10,165	$	0.15

Weighted average number of shares outstanding:
Basic			69,215				68,526
Diluted			69,360				68,860

(1)     The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)     The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)     The 2011 adjustment represents consideration payable to former Camiant employees for options not assumed in the merger. The 2010 adjustment represents bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones.

(4)     The adjustment represents the elimination of the costs associated with our restructuring activities.

(5)     The adjustment represents professional fees, travel and other costs associated with our acquisition of Camiant and Blueslice.

(6)     The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate.

(7)     We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Reconciliations of Selected GAAP measures to non-GAAP measures are for the thirteen weeks ended September 30, 2011 and October 1, 2010.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

TEKELEC

RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

for the Nine Months Ended September 30, 2011 and 2010 (7)

	2011			2010

	Amount		% of revenues	Amount		% of revenues

	(Thousands, except percentages)
Gross margins	$172,139		55%	$204,746		61%
Adjustments:
Amortization of intangible assets(1)	23,029		7%	13,094		4%
Stock-Based Compensation (2)	747		0%	1,048		0%
Acquisition related cash bonus(3)	146		0%	177		0%

Non-GAAP gross margins	$196,061		63%	$219,065		66%

	2011			2010

	Amount		% of revenues	Amount		% of revenues

	(Thousands, except percentages)
Operating margins	$(26,331)		-8%	$35,291		11%
Adjustments:
Amortization of intangible assets(1)	28,358		9%	15,958		5%
Stock-Based Compensation (2)	7,813		3%	9,914		3%
Acquisition related cash bonus(3)	1,017		0%	3,168		1%
Restructuring and other(4)	28,532		9%	-		0%
Acquisiton related expenses-other(5)	-		0%	2,891		1%

Non-GAAP operating margins	$39,389		13%	$67,222		20%

	2011			2010

	Amount		per diluted share	Amount		per diluted share

	(Thousands, except per share data)
Net income	$(21,698)	$	(0.31)	$23,006	$	0.33
Adjustments:
Amortization of intangible assets (1)	28,358		0.41	15,958		0.23
Stock-Based Compensation (2)	7,813		0.11	9,914		0.14
Acquisition related cash bonus(3)	1,017		0.01	3,168		0.05
Restructuring and other(4)	28,532		0.41	-		-
Acquisiton related expenses-other(5)	-		-	2,891		0.04
Provision for (benefit from) income taxes (6)	(19,498)		(0.28)	(9,422)		(0.14)

Non-GAAP net income	$24,524	$	0.35	$45,515	$	0.66

Weighted average number of shares outstanding:
Basic			69,013			68,179
Diluted			69,233			68,856

(1)     The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)     The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)     The 2011 adjustment represents consideration payable to former Camiant employees for options not assumed in the merger. The 2010 adjustment represents: (i) bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones and (ii) consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)     The adjustment represents the elimination of the costs associated with our restructuring activities.

(5)     The adjustment represents professional fees, travel and other costs associated with our acquisitions of Camiant and Blueslice.

(6)     The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate. The 2011 effective rate was also impacted by a discrete net benefit of approximately $1.0 million related to the completion of certain transfer pricing studies offset by a discrete charge of $0.9 million relating to the establishment of a valuation allowance for certain tax credits.

(7)     We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Reconciliations of Selected GAAP Measures to non-GAAP measures are for the thirty-nine weeks ended September 30, 2011 and October 1, 2010.

5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL + 1.919.460.5500 FAX + 1.919.460.0877

TEKELEC GUIDANCE

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

2011

	Low		High

	Amount	% of revenues	Amount	% of revenues

	(Thousands, except percentages)
Revenues	$395,000		$410,000

Gross margins	$213,000	54%	$230,000	56%
Adjustments: (5)
Amortization of intangible assets (1)	31,000	8%	31,000	8%
Stock-Based Compensation (2)	1,000	0%	1,000	0%

Non-GAAP gross margins	$245,000	62%	$262,000	64%

	Low		High

	Amount	% of revenues	Amount	% of revenues

	(Thousands, except percentages)
Operating income (loss)	$(38,750)	-10%	$(34,000)	-8%
Adjustments: (5)
Amortization of intangible assets and acquisition related expenses (1)	40,000	10%	40,000	10%
Stock-Based Compensation (2)	10,000	3%	10,000	2%
Restructuring (3)	33,000	8%	33,000	8%

Non-GAAP operating margin	$44,250	11%	$49,000	12%

	Low		High

	Amount	per diluted share	Amount	per diluted share

	(Thousands, except per share data)
Net income (loss)	$(32,000)	$(0.46)	$(27,250)	$(0.39)
Adjustments: (5)
Amortization of intangible assets and acquisition related expenses (1)	40,000	0.578	40,000	0.578
Stock-Based Compensation (2)	10,000	0.144	10,000	0.144
Restructuring (3)	33,000	0.477	33,000	0.477
Provision for (benefit from) income taxes (4)	(26,000)	(0.376)	(26,000)	(0.376)

Non-GAAP net income	$25,000	$0.36	$29,750	$0.43

Weighted average number of shares outstanding:
Basic		69,013		69,013
Diluted		69,233		69,233

(1)     The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)     The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)     The adjustment represents the elimination of the costs associated with our restructuring activities.

(4)     The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate of 33% for the year.

(5)     Adjustments are point estimates and actual results may vary from these point estimates.

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